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                                                                Exhibit 10-A(1)
                                                                ---------------
                                                                   7/17/95


               FIRST AMENDMENT TO THE DANA CORPORATION ADDITIONAL
                               COMPENSATION PLAN


        Pursuant to Resolutions of the Board of Directors of the Corporation adopted on July 17, 1995, the Dana Corporation Additional Compensation Plan (the "Plan") is hereby amended, effective July 17, 1995 as follows:

1. Amend the first sentence of Section 5B to read in its entirety as follows:

            "The Committee may, in its discretion, also elect to credit up to 100% of the amount of a participant's deferred award to an Interest Equivalent Account established for him by the Corporation, provided that the participant has met or exceeded his stock ownership target as established by the Committee on December 12, 1994 (or as such target may be changed from time to time). If the participant has not met his stock ownership target, the Committee may, in its discretion, elect to credit up to 50% of the amount of the participant's deferred award to an Interest Equivalent Account."